UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 10, 2015

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

151 S. El Camino Drive Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD
As previously announced, on November 6, 2015, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE) announced its first draw down under its Euro Medium Term Note Programme (the “Programme”) that it established on November 5, 2015, with the issuance of €300 million aggregate principal amount of senior unsecured notes. On November 10, 2015, KWE further announced that it has upsized the offering by an additional €100 million, for a total offering of €400 million aggregate principal amount of senior unsecured notes due 2025 (the “Notes”). The transaction is currently expected to close on or around November 12, 2015.

The Notes will have an annual fixed coupon of 3.25% and a maturity of ten years due 2025. On or about the closing date, the Notes are expected to be listed on the official list of the London Stock Exchange and admitted to trading on its regulated market. The Notes will rank pari passu with KWE’s existing £300 million senior unsecured bonds due June 30, 2022. Both KWE and the Programme are rated BBB (outlook stable) by Standard & Poor’s Credit Market Services Europe Limited.

Kennedy-Wilson Holdings, Inc. (the “Company”) currently owns approximately 17.8% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.

The information in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

The Notes are being sold only outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"). The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2015	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer